UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 31, 2009 (August 28, 2009)

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on February 3, 2009, Spectrum Brands, Inc. (the “Company”) and its United States subsidiaries (together with the Company, collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code. On July 15, 2009, the Bankruptcy Court entered a written order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, as amended by the first modification and the second modification (as amended, the “Plan”).

On August 28, 2009 (the “Effective Date”), the Plan became effective and the Debtors emerged from reorganization proceedings under the United States Bankruptcy Code.

The description of the Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document. Copies of the joint plan of reorganization, the first modification to the plan and the second modification to the plan are filed as Exhibit 99.T3E.2 to the Company’s Form T-3, filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2009, Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2009 and Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2009, respectively, and are incorporated by reference herein.

On the Effective Date, by operation of the Plan, the Company’s old common stock and other equity interests existing immediately prior to the Effective Date (the “Old Equity”) were cancelled. Pursuant to the Plan, the Company issued an aggregate of 27,030,000 shares of common stock, par value $0.01 per share (the “New Common Stock”), to holders of Allowed Noteholder Claims (as defined in the Plan). In addition, on the Effective Date, the Company issued an aggregate of 2,970,000 shares of New Common Stock to participants in its supplemental debtor-in-possession credit facility in respect of the equity fee earned under the facility. The Company will reserve 3,333,333 shares of New Common Stock for future issuance under its 2009 Incentive Plan (as defined below). On August 31, 2009, the Company received notification from the Financial Industry Regulatory Authority (“FINRA”) that its newly issued shares will be quoted on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service effective September 1, 2009 under the stock symbol “SPEB” once the distribution of shares has been completed.

Pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New Common Stock is deemed registered under Section 12(g) of the Exchange Act.

A.	12% Senior Subordinated Toggle Notes due 2019

On the Effective Date, pursuant to the Plan, the Company and its United States subsidiaries, as guarantors, entered into an indenture (the “2019 Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), and issued a global note representing $218,076,405 in aggregate principal amount of 12% Senior Subordinated Toggle Notes due 2019 (“12% Notes”) under the 2019 Indenture for the benefit of holders of Allowed Noteholder Claims.

Under the 2019 Indenture, the Company has the option to pay interest on the 12% Notes entirely in cash or by increasing the principal amount of the 12% Notes, however, as noted

above, the Company is restricted under the terms of its senior secured term credit agreement, as amended, from paying interest on the 12% Notes in cash until the date that is 18 months from the Effective Date. The 12% Notes bear interest at a fixed rate of 12% per annum. Interest will be payable semi-annually in arrears on February 28 and August 28, beginning on February 28, 2010. Each interest payment will be payable to holders of record as of the immediately preceding January 15 and July 15, respectively. The 12% Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior debt of the Company, including the indebtedness of the Company under its Senior Term Credit Facility and its Exit Facility. The 12% Notes rank pari passu in right of payment with all existing and any future senior subordinated indebtedness of the Company. The 12% Notes are scheduled to mature on August 28, 2019.

The terms of the 12% Notes are governed by the 2019 Indenture. The 2019 Indenture contains customary covenants that limit the Company’s ability to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase the Company’s equity interests, make certain investments, expand into unrelated businesses, create liens on assets, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the 2019 Indenture, the 2019 Indenture requires the Company to make an offer to repurchase the 12% Notes then outstanding for a redemption price of 101% (expressed as a percentage of the principal amount being repurchased) plus accrued and unpaid interest, if any, on such principal.

On or after August 28, 2012, the 2019 Indenture provides that the Company may redeem all or a part of the 12% Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) beginning at 106% of the principal amount thereof and declining to 100% on August 28, 2014, in each case plus accrued and unpaid interest, if any, on such principal. Under the 2019 Indenture, the 12% Notes are not redeemable at the Company’s option prior to August 28, 2012.

In addition, the 2019 Indenture is subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments on or acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2019 Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 12% Notes. If any other event of default under the 2019 Indenture occurs and is continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the 12% Notes then outstanding may declare the acceleration of the amounts due under the 12% Notes.

The foregoing description of the 2019 Indenture is qualified in its entirety by reference to the full text of the indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

B. Registration Rights Agreements

On February 3, 2009, the Company announced that it reached agreements with certain noteholders, representing, in the aggregate, approximately 70% of the face value of its outstanding senior subordinated notes, to pursue the refinancing provided for in the Plan. Each such noteholder agreed, pursuant to a restructuring support agreement (the “Restructuring Support Agreement”) and upon the terms and subject to the conditions in the agreement, to support the Plan and, upon receipt of a Bankruptcy Court approved disclosure statement and when properly solicited to do so, to vote all of their respective claims under the notes in favor of the Plan. The parties to the Restructuring Support Agreement other than the Company are referred to in this Current Report on Form 8-K as the “Significant Securityholders.”

On the Effective Date, the Company and each of the Significant Securityholders entered into a registration rights agreement with respect to the 12% Notes (the “Notes Registration Rights Agreement”) and a registration rights agreement with the respect to the New Common Stock, other securities in respect of the New Common Stock and other equity of the Company (the “Equity Registration Rights Agreement”). The terms of the registration rights agreements were negotiated with representatives of each of the Significant Securityholders in the context of the Debtors’ chapter 11 reorganization and in consideration for their support of the Plan pursuant to the Restructuring Support Agreement.

Notes Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement with the Significant Securityholders with respect to the 12% Notes (the “Notes Registration Rights Agreement”). The Notes Registration Rights Agreement provides for certain registration rights for the benefit of each of the Significant Securityholders and their eligible transferees, in each case provided and for so long as such person owns at least 1% of the total outstanding principal amount of 12% Notes (in such capacity, a “Note Holder”).

The agreement provides, among other things, as follows:

Note Registrable Securities

“Registrable Securities” is defined generally as:

(a)	all 12% Notes acquired directly or indirectly by such Note Holder; and

(b)	any securities that may be issued in exchange for such Notes,

provided, that as to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when: (i) they are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the entire amount of securities held by such Note Holder thereof may be sold without limitation under Rule 144 (or any successor rule or regulation then in effect) promulgated under the Securities Act and in such circumstances in which all of the applicable conditions of such Rule 144 (or such successor rule or regulation) are met or (iii) the Registrable Securities shall have ceased to be outstanding (such Registrable Securities, the “Note Registrable Securities”).

“Shelf” Registration

The Company shall file a “shelf” registration statement providing for registration and sales on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act of their Note Registrable Securities and shall keep such registration statement continuously effective until the date that the Note Registrable Securities have been sold pursuant to the registration statement or until such securities may be sold by the Note Holders under Rule 144 promulgated under the Securities Act without the volume or manner restrictions of such rule. Each Note Holder may request the Company to supplement the “shelf” registration statement to permit the sale or distribution of additional Note Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Demand Registrations

The Significant Securityholders are each entitled to request two demand registrations. Other Note Holders may also request a demand registration, provided that any such other Note Holder not affiliated with any of the Significant Securityholders continues to own at least 5% of the total outstanding principal amount of 12% Notes. The Note Registrable Securities requested to be registered pursuant to any such request must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $25 million.

S-3 Registrations

Each Note Holder is entitled to demand that the Company effect one or more registrations under Form S-3 of the Securities Act, if at such time the Company is eligible to use Form S-3 and provided that such Note Holders make such demand with respect to Note Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Piggyback Registrations

Each Note Holder also is entitled to unlimited piggyback registration rights, subject to certain limited exceptions.

Expenses

Generally, all registrations pursuant to the agreement will be at the Company’s expense, including, without limitation, fees and expenses of one counsel to each of the Significant Securityholders (and their respective affiliates) and one counsel to the other Note Holders selling Note Registrable Securities in connection with any such registration. The Company is not obligated to pay transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the Note Registrable Securities being sold by a Note Holder.

Indemnification

Generally, the Company is required to indemnify selling securityholders and underwriters of the resale of their Note Registrable Securities against certain liabilities in connection with the Note Registrable Securities offered pursuant to the agreement (including the 12% Notes being offered hereby), including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. In addition, each Note Holder whose Note Registrable Securities are included in a registration statement is required to indemnify the Company and underwriters of the resale of their Note Registrable Securities against certain liabilities related to the information provided by such Note Holder with respect to such registration statement. The indemnitors are also required to reimburse the indemnified persons for legal or other expenses reasonably incurred by such persons in connection with investigating or defending claims for which they are entitled to indemnification under the agreement.

The agreement also contains other customary terms and provisions, including hold-back provisions, provisions relating to priority in registrations and provisions relating to suspension and delay.

The foregoing description of the Notes Registration Rights Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Equity Registration Rights Agreement

The Equity Registration Rights Agreement provides for certain registration rights for the benefit of each of the Significant Securityholders and their eligible transferees, in each case provided and for so long as such person owns at least 1% of the total outstanding New Common Stock (in such capacity, a “Stock Holder”).

The agreement provides, among other things, as follows:

Equity Registrable Securities

“Registrable Securities” is defined generally as:

(a)	all shares of New Common Stock acquired directly or indirectly by such Stock Holder;

(b)	securities issued in respect of such shares of New Common Stock; and

(c)	any other equity securities of the Company;

provided, that as to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when: (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) the entire amount of securities held by such Stock Holder thereof may be sold without limitation under Rule 144 (or any successor rule or regulation then in effect) promulgated under the Securities Act and in such circumstances in which all of the applicable conditions of such Rule 144 (or such successor rule or regulation) are met or (iii) the Registrable Securities shall have ceased to be outstanding (such Registrable Securities, the “Equity Registrable Securities”).

“Shelf” Registration

The Company shall file a “shelf” registration statement providing for registration and sales on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act of their Equity Registrable Securities (as defined below) and shall keep such registration statement continuously effective until the date that the Equity Registrable Securities have been sold pursuant to the registration statement or until such securities may be sold by the Stock Holders under Rule 144 promulgated under the Securities Act without the volume or manner restrictions of such rule. Each Stock Holder may request the Company to supplement the “shelf” registration statement to permit the sale or distribution of additional Equity Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Demand Registrations

The Significant Securityholders (in their capacity as Stock Holders) are each entitled to request two demand registrations. Other Stock Holders may also request a demand registration, provided that any such other Stock Holder not affiliated with any of the Significant Securityholders continues to own at least 5% of the total outstanding New Common Stock. The Equity Registrable Securities requested to be registered pursuant to any such request must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $25 million.

S-3 Registrations

Each Stock Holder is entitled to demand that the Company effect one or more registrations under Form S-3 of the Securities Act, if at such time Spectrum Brands is eligible to use Form S-3 and provided that such Stock Holders make such demand with respect to Equity Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Piggyback Registrations

Each Stock Holder also is entitled to unlimited piggyback registration rights, subject to certain limited exceptions.

Expenses

Generally, all registrations pursuant to the agreement will be at the Company’s expense, including, without limitation, fees and expenses of one counsel to each of the Significant Securityholders (and their respective affiliates) and one counsel to the other Stock Holders selling Equity Registrable Securities in connection with any such registration. The Company is not obligated to pay transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the Equity Registrable Securities being sold by a Stock Holder.

Indemnification

Generally, the Company is required to indemnify selling securityholders and underwriters of the resale of their Equity Registrable Securities against certain liabilities in connection with the Equity Registrable Securities offered pursuant to the agreement (including the New Common Stock being offered hereby), including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. In addition, each Stock Holder whose Equity Registrable Securities are included in a registration statement is required to indemnify the Company and underwriters of the resale of their Equity Registrable Securities against certain liabilities related to the information provided by such Stock Holder with respect to such registration statement. The indemnitors are also required to reimburse the indemnified persons for legal or other expenses reasonably incurred by such persons in connection with investigating or defending claims for which they are entitled to indemnification under the agreement.

The agreement also contains other customary terms and provisions, including hold-back provisions, provisions relating to priority in registrations and provisions relating to suspension and delay.

The foregoing description of the Equity Registration Rights Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Debt Securities

On the Effective Date, by operation of the Plan, the following outstanding debt securities of the Company were cancelled, and the indentures governing such debt securities were terminated (except that the debt securities and the indentures continue in effect solely for the purposes of allowing the holders of the debt securities to receive the distributions provided for under the Plan and of preserving certain rights of the indenture trustees with respect to trustee expenses (including, without limitation, any indemnification rights provided by the indentures)):

•

8 1/2% senior subordinated notes due 2013, issued by the Company and guaranteed by some of its United States subsidiaries, and the related Indenture, dated as of September 30, 2003, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented;

•

7 3/8% senior subordinated notes due 2015, issued by the Company and guaranteed by all of its United States subsidiaries, and the related Indenture, dated as of February 7, 2005, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented; and

•

Variable rate toggle senior subordinated notes due 2013, issued by the Company and guaranteed by all of its United States subsidiaries, and the related Indenture, dated as of March 30, 2007, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association (successor to Wells Fargo Bank, N.A.), as trustee, as supplemented.

Incentive Plans

Upon the Effective Date, by operation of the Plan and in connection with the cancellation of the Old Equity, any and all equity awards granted under, and understandings with respect to participation in the Company’s incentive equity plans in effect prior to the Effective Date became null and void as of the Effective Date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, the Company issued $218,076,405 in aggregate principal amount of 12% Notes under the 2019 Indenture.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K, on the Effective Date and pursuant to the Plan, the Company issued New Common Stock and 12% Notes to holders of Allowed Noteholder Claims and New Common Stock to participants in its supplemental debtor-in-possession credit facility in respect of the equity fee earned under the facility.

Based on the Confirmation Order, the Company relied on Section 1145(a)(1) of the United States Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the new securities. Such section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued “under a plan” of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expenses in the case concerning the debtor or such affiliate; and

•	the securities must be issued in exchange for the recipient’s claim against or interest in the debtor, or such affiliate, or “principally” in such exchange and “partly” for cash or property.

The specimen stock certificate for shares of the New Common Stock is attached hereto as Exhibit 4.4.

Item 3.03. Material Modifications to Rights of Security Holders.

As disclosed in Items 1.01 and 1.02 of this Current Report on Form 8-K, on the Effective Date, the Company’s 8 1/2% senior subordinated notes due 2013, 7 3/8% senior subordinated notes due 2015 and variable rate toggle senior subordinated notes due 2013 (collectively, the “Old Notes”) were cancelled. On the Effective Date, the Company issued New Common Stock and 12% Notes to holders of Allowed Noteholder Claims with respect to the Old Notes as provided in the Plan.

Item 5.01. Changes in Control of the Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, pursuant to the Plan, all equity securities of the Company were cancelled on the Effective Date. As a result of the distributions of New Common Stock contemplated by the Plan, holders of Allowed Noteholder Claims (as defined in the Plan) will hold approximately 90% of the outstanding New Common Stock. In addition, pursuant to the Plan, the identity of a majority of the directors on the Company’s board of directors has changed as described in Item 5.02 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

A.	Changes to the Board of Directors

Effective as of the Effective Date, pursuant to the Plan, the following directors have ceased to serve on the Company’s board of directors: Barbara S. Thomas, John S. Lupo, Thomas R. Shepherd, William P. Carmichael and John D. Bowlin.

Effective as of the Effective Date, pursuant to the Plan, the following individuals together with Kent J. Hussey have been appointed to, and have become members of, the Company’s board of directors: Kenneth C. Ambrecht, Eugene I. Davis, Mark S. Kirschner, Norman S. Matthews, Terry L. Polistina and Hugh R. Rovit. Pursuant to the Plan and under the Restructuring Support Agreement, the Significant Securityholders had designated these individuals for nomination as directors who were then approved by the Company’s then existing directors and the Bankruptcy Court. Mr. Hussey has been elected as the chairman of the Company’s board of directors.

Committee Memberships

Effective as of the Effective Date, the following directors have been designated as members of the Audit Committee of the Company’s board of directors: Mr. Ambrecht, Mr. Polistina, Mr. Rovit and Mr. Kirschner.

Effective as of the Effective Date, the following directors have been designated as members of the Compensation Committee of the Company’s board of directors: Mr. Davis, Mr. Ambrecht, Mr. Rovit and Mr. Matthews.

Effective as of the Effective Date, the following directors have been designated as members of the Nominating and Corporate Governance Committee of the Company’s board of directors: Mr. Davis, Mr. Polistina, Mr. Kirschner and Mr. Matthews.

Effective as of the Effective Date, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s board of directors restated their respective charters. The restated charters are available on the Company’s Internet website at www.spectrumbrands.com. The website, and the information contained in, accessible from or connected to the website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this Current Report on Form 8-K.

B.	Changes to Executive Compensation

Effective as of the Effective Date, the Company has entered into the following amendments to its executive employment agreements: (1) the Fourth Amendment to Employment Agreement with Kent J. Hussey, the Company’s Chief Executive Officer (the “Hussey Amendment”); (2) the Third Amendment to Amended and Restated Employment Agreement with John A. Heil, the Company’s President – Global Pet Supplies (the “Heil Amendment”); (3) the Second Amendment to Employment Agreement with Anthony L. Genito, the Company’s Executive Vice President and Chief Financial Officer (the “Genito Amendment”); and (4) the Third Amendment to Amended and Restated Employment Agreement with David R. Lumley, the Company’s President – Global Batteries & Personal Care (the “Lumley Amendment” and together with the Hussey Amendment, the Heil Amendment and the Genito Amendment, collectively the “Amendments”).

Effective February 28, 2009, the employment agreements for each of Messrs. Hussey, Heil, Genito and Lumley were amended to reflect temporary reductions in their respective annual base salaries. The Hussey Amendment, Heil Amendment and Lumley Amendment reinstate the respective annual base salaries as follows:

Mr. Hussey	$825,000
Mr. Heil	$500,000
Mr. Lumley	$600,000

The Genito Amendment increases Mr. Genito’s annual base salary to $425,000 from the $375,000 annual base salary in effect prior to the temporary reduction.

In addition, in connection with the Company’s emergence from Chapter 11, the Compensation Committee of the Company’s board of directors has approved effective as of the Effective Date, a special cash bonus award to each of Messrs. Hussey, Heil, Genito and Lumley in the respective amounts of $300,000, $100,000, $200,000 and $100,000. The bonuses are payable within 30 days after the Effective Date, or September 27, 2009.

C.	2009 Incentive Plan

On the Effective Date, pursuant to the Plan, the 2009 Incentive Plan (the “2009 Incentive Plan”) for all members of management (including the named executive officers), employees, and directors of the reorganized Debtors and any of the Company’s other subsidiaries as are designated by the Company’s board of directors, or a committee designated by such board of directors, became effective. The material terms of the 2009 Incentive Plan are described below:

Spectrum Brands, Inc. 2009 Incentive Plan

The purpose of the 2009 Incentive Plan is to support the Company’s ongoing efforts to attract and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives directly linked to the profitability of the Company’s businesses and to increases in shareholder value.

The 2009 Incentive Plan is designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code and provides for the grant of various stock-based and cash-based awards, including stock options, stock appreciation rights (“SARs”), restricted stock, other stock-based awards, annual incentive awards and long-term incentive awards. Awards may be made under the 2009 Incentive Plan until the tenth anniversary of the Effective Date. All employees of the Company, its subsidiaries and affiliates, as well as non-employee members of the board of directors of the Company, its subsidiaries or affiliates are eligible to be granted awards under the 2009 Incentive Plan.

The maximum number of shares of New Common Stock reserved and available for distribution pursuant to the 2009 Incentive Plan will be a number of shares of New Common Stock equal to 10% of the total number of shares of common stock issued or reserved for issuance on the Effective Date, all of which may be issued pursuant to the exercise of stock options awarded under the plan. If any award is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the participant in the form of shares, the shares subject to the award, if any, will again be available for distribution in connection with awards under the plan. Any shares of New Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an award will also again be available for distribution in connection with awards under the plan.

The total number of shares of restricted stock and other shares of New Common Stock subject to or underlying stock options, SARs and other stock-based awards awarded to any participant during the term of the plan will not exceed 20% of the shares of New Common Stock originally reserved for distribution under the plan. An annual incentive award paid to a participant with respect to any performance cycle will not exceed $3,000,000 and a long-term incentive award paid to a participant with respect to any performance cycle will not exceed $3,000,000 times the number of years in the performance cycle.

The 2009 Incentive Plan is administered by a committee as determined by the Company’s board of directors. In general, the committee has the authority to (i) determine those individuals eligible to receive awards, (ii) determine the amount, type and terms and conditions of each award, (iii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, (iv) establish and administer any performance goals applicable to such awards and (v) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. The committee may delegate its authority and power under the plan to one or more officers of the Company, subject to guidelines prescribed by the committee and approved by the board of directors of the Company, with respect to participants who are not subject to either Section 16 (or any amended or successor provision) of the Securities Exchange Act or Section 162(m) (or any amended or successor provision) of the Internal Revenue Code.

Stock options may be non-qualified stock options or options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The exercise price under any stock option or SAR must be at least equal to the fair market value (as defined in the Incentive Plan) of the underlying stock on the grant date. For restricted stock grants, a participant will have all the rights of a holder of New Common Stock (including voting rights) during the restricted period. The committee will have the sole discretion to provide for the right to receive ordinary dividends. Other stock-based awards are awards other than stock options, SARs or restricted stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, New Common Stock.

The 2009 Incentive Plan also provides for the grant of performance-based awards (either annual or long-term) that are expressed in cash or New Common Stock or any combination of the two. Performance goals will be based on one or more specified business criteria, including but not limited to the following: basic or diluted earnings per share, share price, operating income, net earnings or net income, cash flow, return measures, earnings, measures of economic value added, net revenue, gross profit, net operating profit, gross or operating margins, productivity ratios, operating efficiency, objective measures of customer satisfaction, working capital targets, inventory control and enterprise value. In general, any one or more performance goals may be used on an absolute or relative basis to measure the performance of the company and/or one or more affiliates as a whole or any business unit(s) of the Company and/or one or more affiliates or any combination of the two, as the committee deems appropriate.

In general, upon the termination of a participant’s employment or service by the Company for cause or in the event of a voluntary termination of employment or service by the participant, the unvested portion of an award will expire and be forfeited without consideration and any vested stock options and SARs will expire and be forfeited without consideration.

An award agreement under the 2009 Incentive Plan may provide that the committee in its sole discretion may cancel an award if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity. The committee may also provide in an award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (i) the participant engages in any activity referred to in the preceding sentence or (ii) the amount of any such gain was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement.

In general, in the event a change in control (as defined in the 2009 Incentive Plan) occurs, and within one year following the change in control the employment or service of a participant terminates without cause or the participant resigns with good reason (generally means a material diminution in base compensation or a material and adverse change in the geographic location at which the participant must perform the services), then the following applies:

¡	all stock options and SARs will become immediately exercisable;

¡	all restricted periods and restrictions imposed on restricted stock or other stock-based awards which are not performance-based will lapse; and

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any performance-based awards will be paid on a pro-rata basis based on actual performance during the applicable performance cycle up to the effective date of the termination of employment or service and such amount will be paid at the time the awards would otherwise be paid to the participant had he or she been employed.

The board of directors of the Company may amend or terminate the plan at any time; provided, that no amendment will be made without stockholder approval if such approval is required under applicable law or the listing standards of an exchange upon which the New Common Stock is listed. In general, no amendment or termination of the plan or an award agreement may materially and adversely affect any outstanding award under the 2009 Incentive Plan without the award recipient’s consent.

The foregoing description of the 2009 Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

D.	Management Equity Plan

Effective as of the Effective Date, the Company’s board of directors adopted a new management equity plan (the “Management Equity Plan”) under the 2009 Incentive Plan. Under the Management Equity Plan, grants will be made over a three-year period in three tranches and will consist of a mix of stock options and restricted stock units. The maximum aggregate number of shares of New Common Stock as to which grants may be made under the Management Equity Plan may not exceed 7.5% of the total number of shares of New Common Stock issued or reserved for issuance on the Effective Date.

The initial tranche will consist of restricted stock units and will vest over time. The initial grants are expected to be made on October 1, 2009 and will constitute 2.5% of the total number of shares of New Common Stock issued or reserved for issuance on the Effective Date. The initial grant is expected to vest 75% on October 1, 2010 and 25% on October 1, 2011.

It is currently contemplated that the second and third tranches would be a mix of stock options and restricted stock units and would vest based upon the achievement of performance and time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Effective Date, pursuant to the Plan, the Company converted from a Wisconsin to a Delaware corporation. As part of the conversion process, on the Effective Date, the Company filed with the Secretary of State of the State of Delaware, the Company’s Certificate of Incorporation and adopted the Bylaws. In accordance with the Restructuring Support Agreement, the Certificate of Incorporation and Bylaws had been negotiated with and approved by representatives of the Significant Securityholders. The following sets forth a description of certain material provisions of the Certificate of Incorporation and the Bylaws. This description of the Certificate of Incorporation and Bylaws is qualified in its entirety by reference to the full text of these documents, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference:

Authorized Capital Stock

The Certificate of Incorporation authorizes the Company to issue up to 150,000,000 shares of New Common Stock.

As a result of the Company’s chapter 11 reorganization, pursuant to Section 1123(a)(6) of the United States Bankruptcy Code, the Company is prohibited from issuing any non-voting equity securities (other than any warrants or options to purchase its capital stock) for so long as Section 1123 of the United States Bankruptcy Code is in effect and applicable to it. This restriction on the issuance of non-voting equity securities is included in the Certificate of Incorporation.

Voting Rights and Meetings

Holders of New Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Pursuant to the Certificate of Incorporation, actions required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders or by any consent in writing in lieu of a meeting of the stockholders. The Certificate of Incorporation provides for cumulative voting rights in the election of directors. Stockholders may take action by written consent in lieu of a meeting.

Under the Bylaws, special meetings of the Company’s stockholders shall be called by the Company’s board of directors upon written request to the Secretary of one or more record holders of shares of stock of the Company representing in the aggregate not less than 15.0% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting.

Under the Bylaws, at each meeting of the Company’s stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at such meeting of stockholders shall constitute a quorum for the transaction of any business at such meeting.

The Bylaws require a stockholder proposing business at an annual meeting of the Company’s stockholders to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such proposal.

Dividend Rights

The Certificate of Incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, if any, dividends may be declared and paid on the New Common Stock at such times and in such amounts as the Company’s board of directors in its discretion shall determine.

Purchase Rights of Eligible Stockholders

Under the Certificate of Incorporation, subject to certain exceptions, before the Company issues any shares of the Company’s capital stock, including rights, options, warrants or securities convertible into, exercisable for or exchangeable into capital stock, to any person, the Company will be required to offer to eligible holders of shares of New Common Stock the right to purchase such holder’s pro rata share of such securities. An “eligible holder” is defined in the Certificate of Incorporation as a stockholder (together with its affiliates) that holds 5% or more of the Company’s outstanding New Common Stock or capital stock into which any New Common Stock may be converted. The exceptions include securities issued or issuable: (a) to employees, directors or officers of the Company or any of its subsidiaries pursuant to an equity incentive plan or stock purchase plan or agreement on terms approved by the Company’s board of directors, (b) in connection with certain corporate transactions approved by the Company’s board of directors, (c) in connection with a stock split (or reverse stock split), subdivision, dividend or distribution in respect of the Company’s capital stock, (d) to the public pursuant to a registration statement or qualified indenture, (e) as acquisition consideration, and (f) as any right, option or warrant to acquire any such securities so excluded.

Related Person Transactions and Corporate Opportunities

The Certificate of Incorporation contains a waiver by stockholders of claims and causes of action that each might have for the conduct of certain activity that may give rise to certain conflicts of interest between the Company and the stockholders, their affiliates or directors appointed to the Company’s board of directors by the stockholders. Pursuant to the agreement, the parties also agreed that stockholders, their affiliates or directors appointed to the Company’s board of directors by the stockholders do not have any obligation to present business opportunities to the Company except such opportunities that are specifically presented to any such stockholder or director for the Company’s benefit in such stockholder’s or director’s capacity as a stockholder or director of the Company.

Restrictions on Affiliate Transactions

Under the Certificate of Incorporation, subject to certain exceptions, the Company and certain of its subsidiaries are required to transact with their respective affiliates on terms no less favorable to the Company or such subsidiary than would be a transaction obtained in a comparable arm’s-length transaction. Affiliate transactions of varying sizes will require disinterested board approvals, certifications or opinions according to their size.

Information Rights

The Certificate of Incorporation, subject to the stockholder agreeing to certain confidentiality restrictions, further entitles eligible holders to certain inspection rights and provides rights to receive annual, quarterly financial information from the Company and to request a telephonic information call in each quarterly or annual period.

The Certificate of Incorporation also entitles a stockholder owning at least 10% of the outstanding New Common Stock to appoint a non-voting observer to the Company’s board of directors.

Board of Directors

The Bylaws provide that the Company’s board of directors will consist of seven members. Under the Certificate of Incorporation, a director may be removed from office as a director, but only for “cause” (as defined in the Certificate of Incorporation), by the affirmative vote of holders of at least 60% of the voting power of shares entitled to vote at an election of directors.

The Certificate of Incorporation provides that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Company’s board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum of the board of directors). Any director so chosen shall hold office until the next annual meeting of the Company’s stockholders and until such director’s successor shall be elected and qualified.

The Bylaws require a stockholder proposing a director nominee to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such nomination.

Indemnification and Exculpation

The Certificate of Incorporation and Bylaws each contain customary indemnification provisions for its legal representatives and directors and officers, an exculpation provision for its directors and for the advancement of expenses in connection with defending certain proceedings.

Each of these documents further provides that these rights are not exclusive of any other right that any person may have or acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Amendment

The Certificate of Incorporation authorizes the Company’s board of directors to adopt, amend or repeal bylaws. The Bylaws provide that certain bylaws regarding special meetings, stockholder voting, number of directors and director voting may only be amended by the affirmative vote of either (x) holders of at least 60% of the voting power of shares entitled to vote at an election of the Company’s directors or (y) a two-thirds vote of the Company’s directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of the Company, dated August 28, 2009.

3.2	Bylaws of the Company.

4.1	Indenture dated as of August 28, 2009, among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of August 28, 2009, by and among the Company and the investors listed on the signature pages thereto, with respect to the Company’s 12% Senior Subordinated Toggle Notes due 2019.

4.3	Registration Rights Agreement dated as of August 28, 2009, by and among the Company and the investors listed on the signature pages thereto, with respect to the Company’s equity.

4.4	Specimen certificate for shares of common stock.

10.1	2009 Incentive Plan.

99.1	Press Release issued by the Company, dated August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation of Spectrum Brands, Inc. (the “Company”), dated August 28, 2009.

3.2	Bylaws of the Company.

4.1	Indenture dated as of August 28, 2009, among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of August 28, 2009, by and among the Company and the investors listed on the signature pages thereto, with respect to the Company’s 12% Senior Subordinated Toggle Notes due 2019.

4.3	Registration Rights Agreement dated as of August 28, 2009, by and among the Company and the investors listed on the signature pages thereto, with respect to the Company’s equity.

4.4	Specimen certificate for shares of common stock.

10.1	2009 Incentive Plan.

99.1	Press Release issued by the Company, dated August 28, 2009.